UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
________________

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 20, 2012

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.04 Mine Safety --Reporting of Shutdowns and Patterns of Violations.

Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act obligates registrants to report the issuance of imminent danger orders issued by the Federal Mine Safety and Health Administration (“MSHA”), a division of the U.S. Department of Labor, pursuant to Section 107(a) of the Federal Miner Safety and Health Act of 1977.

On July 17, 2012, MSHA issued an imminent danger order citing the registrant for elevated levels of nitrogen dioxide in the A-Bed level of its Troy copper and silver mine in northwestern Montana.

The order did not result in any interruption of production or lost time. All of the registrant’s employees at the A-Bed level were evacuated from the area when elevated levels of nitrogen dioxide were first detected, which was prior to the issuance of the order. Nitrogen dioxide levels in the A-Bed area were reduced to acceptable levels approximately 30 minutes after the order was issued.

The registrant intends to contest the issuance of the order.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC

Date: July 20, 2012	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer